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                                                                   Exhibit 4.2
EVERCEL, INC.
ER
R I G H T S
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S
PROSPECTUS DATED       , 1999 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY
REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT. SUBSCRIPTION CERTIFICATE REPRESENTING RIGHTS TO PURCHASE SHARES OF COMMON STOCK $.01 PAR VALUE OF EVERCEL, INC. ("COMMON STOCK"). VOID IF NOT EXERCISED BEFORE 5:00 P.M.
EASTERN TIME ON MARCH  , 1999.
THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE AND MAY BE
COMBINED OR DIVIDED (BUT ONLY INTO CERTIFICATES EVIDENCING A
WHOLE NUMBER OF RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT
SUBSCRIPTION PRICE U.S. $6.00 PER SHARE
CUSIP 299759 11 8
REGISTERED OWNER:

The registered owner whose named is inscribed hereon, or assigns, is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the prospectus and instructions relating hereto. The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1, and may be transferred, assigned, exercised or sold through a bank or broker by completing Form 2. Special delivery instructions may be specified by completing Form 3. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE MAY NOT BE EXERCISED, TRANSFERRED, ASSIGNED OR SOLD UNLESS THE REVERSE SIDE HEREOF IS SIGNED, WITH A SIGNATURE GUARANTEED, IF APPLICABLE, AND THE APPROPRIATE FORM IS COMPLETED. ANY SIGNATURE GUARANTEE MUST BE IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM.

Date:

Treasurer
Chairman

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(JERSEY CITY, N.J.)
RIGHTS AGENT
BY
AUTHORIZED OFFICER



EVERCEL, INC.
RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

FORM 1 - EXERCISE AND Subscription: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.


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(a) Number of shares subscribed for pursuant to the Basic Subscription Privilege
(one Right needed to subscribe for each full share):
(b) Number of shares subscribed for pursuant to the Oversubscription
Privilege(1):
(c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription
Privilege N times the Subscription Price of $6.00): $
(2)
METHOD OF PAYMENT (CHECK ONE)
/ / 1. CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY.
/ / 2. WIRE TRANSFER DIRECTED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AT ITS ACCOUNT MAINTAINED AT CHASE MANHATTAN BANK, 52 BROADWAY, NEW YORK, NEW YORK 10004. ACCOUNT NO. 777-580209: ABA NO. 021000 021.
/ / 3. CHECK HERE IF PAYMENT OF THE SUBSCRIPTION PRICE WITH RESPECT TO THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE IS BEING MADE PURSUANT TO GUARANTEED PAYMENT PROCEDURES(3) (INCLUDING A NOTICE OF GUARANTEED PAYMENT DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE) AND COMPLETE THE FOLLOWING:
Name(s) of Registered Owner(s)
Window Ticket Number (if any)
Date of Execution of Notice of Guaranteed Payment
Name of Institution which Guaranteed Payment

/ / CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s)
Window Ticket Number (if any)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution which Guaranteed Delivery
(d) If the number of Rights being exercised pursuant to the Basic
Subscription Privilege is less than all of the Rights represented by this Subscription Certificate:

     (CHECK ONLY ONE)

/ / DELIVER TO ME A NEW SUBSCRIPTION CERTIFICATE EVIDENCING THE REMAINING RIGHTS TO WHICH I AM ENTITLED.
/ / DELIVER A NEW SUBSCRIPTION CERTIFICATE EVIDENCING THE REMAINING RIGHTS IN ACCORDANCE WITH MY FORM 2 INSTRUCTIONS (which include any required signature guarantees).

FORM 2 - TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Subscription Certificate are hereby assigned to (please print name and address and Social Security No. or Taxpayer ID No. of transferee in full):

Name
Address


Social Security No. or Taxpayer ID No.

PROVIDE GUARANTEE OF SIGNATURE(S) BELOW IF
TRANSFEREE IS NOT A
BANK OR BROKER
FORM 3 - DELIVERY INSTRUCTIONS: Name and/or address for mailing any stock or new Subscription Certificate or cash payment if other than shown on the reverse hereof:


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Name
Address

(Including Zip Code)

PROVIDE GUARANTEE
OF SIGNATURE(S)
BELOW

IMPORTANT
RIGHTS HOLDERS SIGN HERE
AND, IF RIGHTS ARE BEING SOLD OR
EXERCISED, COMPLETE SUBSTITUTE
FORM W-9




(Signature(s) of Holder(s))

Dated:                               , 1999 (Must be signed by the registered
holder(s) exactly as name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary capacity, please provide the following information. See Instructions.)

Name(s)

(Please Print)
Capacity
Address

(Including Zip Code)
Area Code and Telephone Number

(Home)


(Business )

Tax Identification or Social Security No.

(Complete Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)
Note: See paragraph 5(c) of Instructions

Authorized Signature

Name
(1) The Oversubscription Privilege can be exercised by a holder of Rights only if the Rights held by such holder are exercised to the fullest extent possible.
(2) Other than amount to be paid pursuant to the Guaranteed Payment Procedures, if the amount enclosed or transmitted is not sufficient to pay the Subscription


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Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the Subscription Price for all shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege (the "Subscription Excess"), the person subscribing pursuant hereto shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Evercel Common Stock equal to the quotient obtained by dividing the Subscription Excess by $6.00. The amount remaining after such division shall be returned to the subscriber without interest or deduction.

(3) If a Rights holder wishes to delay payment of the Subscription Price with respect to such holder's exercise of the Oversubscription Privilege, the Oversubscription Privilege may nevertheless be exercised if all of the following conditions (the "Guaranteed Payment Procedures") are met:
       (i) the Rights Agent receives, on or prior to the Expiration Date either (a) a Notice of Guaranteed Delivery by facsimile or otherwise, substantially in the form provided herewith, from a member firm of a registered national securities exchange or a member of NASD or from an Eligible Institution (as defined in the Prospectus), stating the information required thereon, as described above; or (b) the properly completed and executed Subscription Certificate;
       (ii) such holder has caused payment in full of the Subscription
Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;
       (iii) the Subscription Agent receives, on or prior to the Expiration Date a Notice of Guaranteed Payment by facsimile or otherwise, substantially in the form provided herewith, from a member firm of a registered national securities exchange or a NASD member firm or from an Eligible Institution, stating the information required thereon, and guaranteeing delivery of payment in full of the Subscription Price (in immediately available funds) for each share of Common Stock being subscribed for pursuant to the Oversubscription Privilege by 5:00 p.m., Eastern time, on March , 1999; and
       (iv) payment in full of the Subscription Price for each share of Common Stock being subscribed for pursuant to the Oversubscription Privilege has been received (in immediately available funds) by the Subscription Agent by 5:00 p.m., Eastern time, on March , 1999.